As filed with the Securities and Exchange Commission on April 7, 2009
Registration No. 333-151773

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
To
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SeraCare Life Sciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2835 (Primary Standard Industrial Classification Code Number)	33-0056054 (I.R.S. Employer Identification No.)
37 Birch Street
Milford, MA 01757
(508) 244-6400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gregory A. Gould
37 Birch Street
Milford, MA 01757
(508) 244-6400
(Name, address and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:
Hemmie Chang, Esq.
Ropes & Gray LLP
One International Place
Boston, Massachusetts 02110
Telephone: (617) 951-7000
Telecopy: (617) 951-7050
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐
THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION ON FORM S-1 SHALL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(C) OF THE SECURITIES ACT OF 1933, AS AMENDED, ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION MAY DETERMINE

EXPLANATORY NOTE
SeraCare Life Sciences, Inc. (the “Registrant”) filed a registration statement on Form S-1 (File No. 333-151773) with the Securities and Exchange Commission (the “SEC”) on June 19, 2008, as amended by Amendment No. 1 filed with the SEC on July 14, 2008 and declared effective by the SEC on July 18, 2008 (the “Registration Statement”) registering 4,574,275 shares of the Registrant’s common stock for resale by selling security holders named in the Registration Statement. This Post-Effective Amendment No. 1 to the Registration Statement is filed to terminate the effectiveness of the Registration Statement and to deregister the 227,087 shares that remain unsold under the Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milford, The Commonwealth of Massachusetts, on this 7th day of April, 2009.

SeraCare Life Sciences, Inc.
By:	/s/ Susan L.N. Vogt
	Name:	Susan L.N. Vogt
	Title:	President and Chief Executive Officer

* * * *
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Susan L.N. Vogt Susan L.N. Vogt	President, Chief Executive Officer Director and Principal Executive Officer	April 7, 2009

/s/ Gregory A. Gould Gregory A. Gould	Chief Financial Officer, Treasurer, Secretary and Principal Accounting Officer	April 7, 2009

/s/ Eugene I. Davis Eugene I. Davis	Chairman	April 7, 2009

/s/ Samuel D. Anderson Samuel D. Anderson	Director	April 7, 2009

/s/ Sarah L. Murphy Sarah L. Murphy	Director	April 7, 2009

/s/ Jill Tillman Jill Tillman	Director	April 7, 2009